                                                                      EXHIBIT 99


                                            FINAL


FOR IMMEDIATE RELEASE                       CONTACT:  Jim Bauer
                                                      Investor Relations
                                                      (678) 473-2647
                                                      jim.bauer@arrisi.com

                  ARRIS ANNOUNCES STRONG SECOND QUARTER RESULTS


SUWANEE, GA. (JULY 21, 2004) ARRIS (NASDAQ:ARRS), a global broadband access network provider of next generation high-speed data and telephony systems and related equipment, today announced financial results for the second quarter 2004.

FINANCIAL HIGHLIGHTS:

         - Revenues for the second quarter of 2004 were $120.5 million, up $18.8 million, or 18.5%, as compared to $101.7 million in the second quarter 2003, and up $8.9 million, or 8.0% as compared with $111.6 million in the first quarter of 2004.

         - Net income (loss) per share for the second quarter was $(0.06). Excluding the items detailed below (a non-GAAP measure), net income (loss) per share for the second quarter was $0.05.

         - Gross margins were 33.5% in the second quarter as compared to 26.7% in the second quarter 2003 and 32.5% in the first quarter 2004.

         - Cash on hand at the end of the quarter was $100.3 million, up $3.1 million from the end of the first quarter 2004.

         - Order backlog was $82.9 million at the end of the second quarter of 2004, compared to $69.8 million at the end of the first quarter 2004.

FINANCIAL DETAILS:

Revenues for the second quarter 2004 were $120.5 million with net income (loss) per share of $(0.06). The results were at the upper range of revenue and earnings guidance that the Company provided on April 21, 2004. Through the first six months of 2004, revenues were $232.2 million, as compared to $193.1 million for the same period in 2003, up 20%.

On a U.S. GAAP basis, net income (loss) was $(5.4) million or $(0.06) per share in the second quarter 2004 as compared to the first quarter 2004 level of $(18.7) million, or $(0.24) per share. Included in the second quarter net income
(loss) per share were: 1) amortization of intangibles of $(0.10) per share, and
2) the
write-down to market of an investment in Cabletel, a public company, of $(0.01) per share. Also included were adjustments to restructuring and discontinued operations accruals resulting from changes in estimates, predominately related to building leases and real estate, netting to $0.00 per share. Excluding these items, the net income (loss) in the second quarter was $0.05 per share. On a U.S. GAAP basis, net income (loss) through the first six months of 2004 was $(24.1) million or $(0.29) per share as compared to $(24.3) million, or $(0.31) per share in 2003.

Broadband revenue was $78.8 million in the second quarter 2004, up $6.7 million or 9.3% over the first quarter 2004 level of $72.1 million, and up $12.3 million or 18.5% over second quarter 2003 revenue of $66.5 million. Supplies product revenue was $41.7 million in the second quarter 2004, up $2.2 million or 5.6% as compared to $39.5 million in the first quarter of 2004, and up $6.5 million or 18.5% over second quarter 2003 revenue of $35.2 million. International sales were $27.1 million in the second quarter 2004, up $2.3 million or 9.3% over the first quarter 2004 level of $24.8 million, and up $9.3 million or 52.2% over second quarter 2003 revenue of $17.8 million. Backlog at the end of the second quarter 2004 was $82.9 million as compared to $69.8 million at the end of the first quarter 2004. Bookings in the second quarter 2004 were $133.6 million as compared to $128.4 million in the first quarter 2004. The book-to-bill ratio in the second quarter 2004 was approximately 1.11, compared to 1.15 in the first quarter 2004.

Gross margins of 33.5% were up approximately 100 basis points as compared to first quarter 2004 gross margins of 32.5%. Gross margins of Broadband products were approximately 43.2% in the second quarter 2004 as compared to 41.6% in the first quarter 2004. Gross margins of Supplies products were 15.1% in the second quarter 2004 as compared to 15.9% in the first quarter 2004.

Operating expenses for the second quarter 2004 were $44.9 million, which included intangibles amortization of $8.9 million and restructuring and other charges of $0.8 million. Excluding these items, operating expenses for the second quarter were $35.1 million for the quarter. Operating expenses for the first quarter 2004 were $48.8 million, which included intangibles amortization of $8.9 million, restructuring charges of $6.2 million, and severance of $0.5 million. Excluding these items, operating expenses for the first quarter were $33.2 million. Research and development expenses included in operating expenses were $16.3 million in the second quarter 2004 as compared to $16.2 million in the first quarter 2004.

The Company ended the second quarter with $100.3 million of cash on hand, up from $97.2 million at the end of the first quarter 2004. Approximately $6.2 million of cash was generated from operating activities in the second quarter 2004. Inventory levels and turns for the second quarter 2004 were $74.5 million and 4.3, respectively, as compared to $73.4 million and 4.0, respectively, for the first quarter 2004. Accounts receivable ended the second quarter 2004 at $63.4 million with DSOs of 46, and compares to $57.9 million with DSOs of 47 at the end of the first quarter 2004.

"Our improving financial performance during the second quarter coupled with the strong positions that our high speed data and Voice over IP products enjoy in the marketplace are further indicators that our strategy for growth is solidly on track," said Bob Stanzione, ARRIS Chairman & CEO. "The recently announced DOCSIS(R) 2.0 qualification of our Cadant C4(R) CMTS by CableLabs(TM) puts ARRIS in the unique position of being the only supplier with DOCSIS(R) 2.0 qualified and certified CMTS and eMTA products. Our customers' aggressive plans for future VoIP service offerings represent great opportunities for continuing growth in the sale of these new market leading products."

During the quarter the Company announced that the ARRIS Cadant C4 Cable Modem Termination System (CMTS) had been awarded DOCSIS(R) 2.0 qualification by CableLabs in its Certification Wave 29. In earlier Certification Waves this year, the ARRIS Cadant C3 CMTS received DOCSIS(R) 2.0 qualification and the Touchstone(TM) Telephony Modem TM402P was awarded DOCSIS(R) 2.0 and PacketCable(TM) 1.0 certification. The Company also announced a three-year Global Purchasing Agreement with Liberty Media Corporation (NYSE:LMC.B). The agreement provides the full scope of ARRIS' advanced broadband service solutions for the provision of voice, video and data services to the broadband distribution companies within Liberty Media International Inc., which passes 25 million homes. Included among the products and services covered under the Agreement are the Cadant(R) C3(TM)and C4(TM) CMTS, the Cornerstone(R) and Touchstone(R) lines of customer premises voice and data equipment as well as TeleWire Supply(R) HFC infrastructure products and ARRIS partner solutions.

"We are very pleased with our second quarter financial performance, with the ARRIS team achieving the upper end of our expectations for sales, margins, profitability and working capital management. Looking forward to the third quarter, we anticipate that revenues will be in the range of $118 to $130 million with net income (loss) per share, on a U.S. GAAP basis, in the range of $(0.02) to $(0.07) inclusive of amortization of intangibles of approximately $(0.07) per share," said David Potts, ARRIS EVP & CFO. "As we have highlighted previously, we anticipate a decline in our gross margins as a result of a shift in our product mix and the costs associated with the introduction of new products. We have identified and are implementing cost improvements that will be reflected in future periods."

ARRIS management will conduct a conference call at 8:30 am EDT on Thursday, July 22, 2004 to discuss these results in detail. You may participate in this conference call by dialing 877-691-0879 prior to the start of the call and providing the ARRIS Group, Inc. name and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release during the period between the release after market close on July 21, 2004 and the completion of the scheduled conference call on July 22, 2004. A replay of the conference call can be accessed through Monday, July 26, 2004 by dialing 877-519-4471 and using the PIN #4951690. A replay also will be made available for a period of 12 months following the conference call on ARRIS' website at www.arrisi.com.

ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Suwanee, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS' products and services is found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

         -        third quarter 2004 revenues and net income (loss);

         - gross margins, including product cost and product mix improvement programs;

         -        operating expenses;

         -        the general market outlook and acceptance of ARRIS products;
                  and

         - the timing of implementation of new services by ARRIS customers are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

         - projected results for the third quarter of 2004 as well as the general outlook for 2004 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control;

         - because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption; and

         - several of the substantial participants in our industry, including some of our customers, are in a weakened financial condition which could directly or indirectly cause a reduced demand for our products or other unexpected consequences. Additionally, we cannot be certain if or when the general uncertainty in our industry will stabilize or improve.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update publicly or otherwise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    # # # # #

                                ARRIS GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                             JUNE 30        MARCH 31      DECEMBER 31   SEPTEMBER 30      JUNE 30
                                                               2004           2004           2003           2003           2003
                                                            (UNAUDITED)    (UNAUDITED)                   (UNAUDITED)    (UNAUDITED)
                                                            -----------    -----------    -----------    -----------    -----------
ASSETS

Current assets:
  Cash and cash equivalents                                   $ 100,347      $  97,197      $  84,882      $  59,981      $  67,217
  Restricted cash                                                 5,267          9,520          6,135             --             --
  Accounts receivable, net                                       63,392         57,862         56,344         61,627         55,157
  Other receivables                                               1,817          1,324          1,280          1,410          1,289
  Inventories, net                                               74,533         73,399         78,562         95,009        105,980
  Investment held for resale                                         --             --             --             --            103
  Other current assets                                           13,172         10,351          7,900         10,584          9,643
                                                              ---------      ---------      ---------      ---------      ---------
    Total current assets                                        258,528        249,653        235,103        228,611        239,389

Property, plant and equipment, net                               23,067         23,148         25,376         27,177         28,093
Goodwill                                                        150,569        150,569        150,569        150,569        150,569
Intangibles                                                      12,513         21,440         30,362         41,144         48,054
Investments                                                       4,307          4,656          5,504          5,296          5,989
Other assets                                                      3,368          2,973          4,945          8,895          9,723
                                                              ---------      ---------      ---------      ---------      ---------
                                                              $ 452,352      $ 452,439      $ 451,859      $ 461,692      $ 481,817
                                                              =========      =========      =========      =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                            $  33,452      $  32,492      $  24,389      $  25,694      $  29,083
  Accrued compensation, benefits and related taxes                9,202          5,273          4,267          4,310          4,657
  Current portion of long-term debt                                   2            902          1,073          1,060            184
  Current portion of capital lease obligations                       --              6             14             22          1,171
  Other accrued liabilities                                      33,318         34,378         34,683         36,533         39,979
                                                              ---------      ---------      ---------      ---------      ---------
    Total current liabilities                                    75,974         73,051         64,426         67,619         75,074
Capital lease obligations, net of current portion                    --             --             --             --            139
Long-term debt, net of current portion                           75,000         75,000        125,092        125,365        125,000
Other long-term liabilities                                      14,445         13,404         12,960         12,637         12,530
                                                              ---------      ---------      ---------      ---------      ---------
                                                                165,419        161,455        202,478        205,621        212,743

Stockholders' equity:
  Preferred stock                                                    --             --             --             --             --
  Common stock                                                      887            887            773            774            757
  Capital in excess of par value                                645,390        645,676        586,008        586,107        577,592
  Unearned compensation                                          (6,168)        (7,598)        (8,104)        (9,362)        (2,397)
  Unrealized holding gain (loss) on marketable securities         1,012            781            771            132             90
  Unfunded pension losses                                        (1,293)        (1,293)        (1,293)        (1,219)        (1,219)
  Retained earnings                                            (352,726)      (347,298)      (328,642)      (320,245)      (305,652)
  Cumulative translation adjustments                               (169)          (171)          (132)          (116)           (97)
                                                              ---------      ---------      ---------      ---------      ---------
    Total stockholders' equity                                  286,933        290,984        249,381        256,071        269,074
                                                              ---------      ---------      ---------      ---------      ---------
                                                              $ 452,352      $ 452,439      $ 451,859      $ 461,692      $ 481,817
                                                              =========      =========      =========      =========      =========

                              ARRIS GROUP, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except share data)
                                 (unaudited)



                                                                 ------------------------      ------------------------
                                                                   THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                         June 30,                     JUNE 30,
                                                                 ------------------------      ------------------------
                                                                  2004            2003           2004           2003
                                                                 ---------      ---------      ---------      ---------
Net sales                                                        $ 120,537      $ 101,710      $ 232,165      $ 193,053
Cost of sales                                                       80,185         74,525        155,519        141,124
                                                                 ---------      ---------      ---------      ---------
  Gross profit                                                      40,352         27,185         76,646         51,929
Operating expenses:
  Selling, general, and administrative expenses                     18,495         20,451         36,039         41,989
  Provision for doubtful accounts                                      252          6,875            296          7,718
  Research and development expenses                                 16,323         16,355         32,500         31,214
  Restructuring and impairment charges                                 876             --          7,051            336
  Amortization of intangibles                                        8,927          8,764         17,849         17,472
                                                                 ---------      ---------      ---------      ---------
                                                                    44,873         52,445         93,735         98,729
                                                                 ---------      ---------      ---------      ---------
Operating income (loss)                                             (4,521)       (25,260)       (17,089)       (46,800)
Other expense (income):
  Interest expense                                                   1,081          2,990          2,645          4,654
  Membership interest                                                   --             --             --          2,418
  Loss (gain) on debt retirement                                        --             --          4,406        (28,506)
  Loss (gain) on investments                                           580          1,037          1,439          1,014
  (Gain) loss on foreign currency                                      136         (1,486)           139         (1,968)
  Other (income) expense, net                                          (95)           (32)          (509)           (89)
                                                                 ---------      ---------      ---------      ---------
Income (loss) from continuing operations before income taxes        (6,223)       (27,769)       (25,209)       (24,323)
Income tax expense (benefit)                                            37             --             46             --
                                                                 ---------      ---------      ---------      ---------
Net income (loss) from continuing operations                        (6,260)       (27,769)       (25,255)       (24,323)
Income from discontinued operations                                    832             --          1,171             --
                                                                 ---------      ---------      ---------      ---------
  Net income (loss)                                              $  (5,428)     $ (27,769)     $ (24,084)     $ (24,323)
                                                                 =========      =========      =========      =========

Net income (loss) per common share - basic & diluted:
  Income (loss) from continuing operations                       $   (0.07)     $   (0.37)     $   (0.30)     $   (0.31)
  Income (loss) from discontinued operations                          0.01             --           0.01             --
                                                                 ---------      ---------      ---------      ---------
  Net income (loss)                                              $   (0.06)     $   (0.37)     $   (0.29)     $   (0.31)
                                                                 =========      =========      =========      =========

Weighted average common shares:
Basic and diluted                                                   87,113         74,992         82,971         78,509
                                                                 =========      =========      =========      =========

                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (unaudited)

                                                                        FOR THE THREE MONTHS          FOR THE SIX MONTHS
                                                                            ENDED JUNE 30,               ENDED JUNE 30,
                                                                      ---------      ---------      ---------      ---------
                                                                        2004           2003           2004            2003
                                                                      ---------      ---------      ---------      ---------
OPERATING ACTIVITIES:
       Net income (loss)                                              $  (5,428)     $ (27,769)     $ (24,084)     $ (24,323)
       Adjustments to reconcile net income (loss) to net
        cash provided by (used in) operating activities:
          Depreciation                                                    2,466          3,505          5,326          9,670
          Amortization of intangibles                                     8,927          8,764         17,849         17,472
          Amortization of unearned compensation                             575            809          1,624          1,253
          Amortization of deferred finance fees                             152          1,211            384          2,154
          Provision for doubtful accounts                                   252          6,875            296          7,718
          Loss on disposal of fixed assets                                  116              5             95              5
          Loss on investments                                               580          1,037          1,439          1,014
          Cash proceeds from sale of trading securities                      --            130             --            130
          Loss (gain) on debt retirement                                     --             --          4,406        (28,506)
       Changes in operating assets & liabilities, net of effects
          of acquisitions and disposals:
          Accounts receivable                                            (5,782)         7,521         (7,344)        18,080
          Other receivables                                                (493)           630           (537)         1,865
          Inventory                                                      (1,134)        (1,649)         4,029         (1,446)
          Accounts payable & accrued liabilities                          5,062            285         15,436        (16,836)
          Accrued membership interest                                        --             --             --          2,418
          Other, net                                                        887          1,714         (4,888)           420
                                                                      ---------      ---------      ---------      ---------
              NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES         6,180          3,068         14,031         (8,912)

INVESTING ACTIVITIES:
       Purchases of property, plant, and equipment                       (2,693)        (1,519)        (4,380)        (2,618)
       Cash proceeds from sale of Actives product line                       --          1,800             --          1,800
       Cash paid for acquisition, net of cash acquired                       --           (100)           (50)          (558)
                                                                      ---------      ---------      ---------      ---------
              NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES        (2,693)           181         (4,430)        (1,376)

FINANCING ACTIVITIES:
       Proceeds from issuance of debt                                        --             --             --        125,000
       Redemption of preferred membership interest                           --             --             --        (88,430)
       Repurchase and retirement of common stock                             --             --             --        (28,000)
       Payments on capital lease obligations                                 (6)          (442)           (14)          (834)
       Payments on debt obligations                                        (900)       (11,599)        (1,163)       (23,969)
       Deferred finance costs paid                                           --           (534)            --         (5,278)
       Proceeds from issuance of stock                                      569             --          7,041            607
                                                                      ---------      ---------      ---------      ---------
              NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          (337)       (12,575)         5,864        (20,904)

              NET INCREASE IN CASH AND CASH EQUIVALENTS                   3,150         (9,326)        15,465        (31,192)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                         97,197         76,543         84,882         98,409
                                                                      ---------      ---------      ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                            $ 100,347      $  67,217      $ 100,347      $  67,217
                                                                      =========      =========      =========      =========

                                 ARRIS GROUP, INC.
                       SUPPLEMENTAL EARNINGS RECONCILIATION
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    (UNAUDITED)


                                                                              ----------------------    -------------------------
                                                                                    Q2 2004                      Q1 2004
                                                                              ----------------------    -------------------------
                                                                                         PER DILUTED                 PER DILUTED
                                                                               AMOUNT       SHARE         AMOUNT        SHARE
                                                                              --------   -----------    ----------    ----------
Net income (loss)                                                             $ (5,428)   $    (0.06)   $  (18,656)   $    (0.24)

Highlighted items:
  Impacting gross margin:
    Severance related to workforce reduction (including adjustments)                (5)           --            58            --
    Partial recovery of losses with respect to customer in Argentina                --            --          (585)        (0.01)

  Impacting operating expenses:
    Restructuring charges (including adjustments to existing accruals)             876          0.01         6,175          0.08
    Gain on sale of product line - adjustment to prior disposal                    (46)           --            --            --
    Severance related to workforce reduction (including adjustments)               (51)           --           495          0.01
    Amortization of intangibles                                                  8,926          0.10         8,922          0.11

  Impacting other expense (income):
    Loss on debt retirement                                                         --            --         4,406          0.06
    Loss on investments                                                            580          0.01           859          0.01

  Impacting discontinued operations:
    Restructuring charges (including adjustments to existing accruals)            (832)        (0.01)           --            --
    Partial recovery of losses with respect to customer in Argentina                --            --          (339)           --
                                                                              --------    ----------    ----------    ----------
Total highlighted items                                                          9,448          0.11        19,991          0.25
                                                                              --------    ----------    ----------    ----------
Net income (loss) excluding highlighted items                                 $  4,020    $     0.05    $    1,335    $     0.02
                                                                              ========    ==========    ==========    ==========

Weighted average common shares - diluted                                                      87,113                      78,829
                                                                                            ========                  ==========


ARRIS believes that presenting net income (loss) and earnings per share amounts adjusted for the events described above provides meaningful information which will allow investors to more easily compare ARRIS' financial performance period to period. With respect to the loss on debt retirement, the call for redemption of the Convertible Notes resulted in a non-cash charge due to an interest "make-whole" payment indenture provision attendant to the occurrence of the call prior to the expiration of three years from the issuance of the Convertible Notes. With respect to amortization, the vast majority of the intangibles being amortized relate to four acquisitions for which amortization will be substantially complete by the end of 2004. Given the magnitude of the amortization and the fact that it will end shortly, identifying it separately provides investors the ability to appropriately factor in their analysis the amount of amortization that will not recur next year. While some of the other events will or may recur, and there may be similar events that occur as well or instead, these other events tend not to occur on a predictable basis or in predictable amounts. In assessing operating performance and preparing budgets and forecasts, ARRIS' management considers performance after making these adjustments because of their nature and believes that it is helpful to investors to provide them with the same information in order to provide greater transparency and insight into management's analysis. Therefore, ARRIS has provided this information and expects to continue to provide similar information in the future with full schedules reconciling the differences between GAAP and non-GAAP financial measures. As used herein, "GAAP" refers to accounting principles generally accepted in the United States.